EXHIBIT 99.1

                        Bank of America to acquire MBNA

June 30, 2005

REPORTERS MAY CONTACT:
AT BANK OF AMERICA
Alexandra Trower, 212.933.3382

AT MBNA
Jim Donahue, 302.432.1342

INVESTORS MAY CONTACT:
AT BANK OF AMERICA
Kevin Stitt, 704.386.5667
Lee McEntire, 704.388.6780

AT MBNA
Edward H. Murphy, 800.362.6255

      BANK OF AMERICA TO DELIVER UNPARALLELED CONVENIENCE AND PRODUCTS FOR
          CUSTOMERS THROUGH ACQUISITION OF PREMIER CREDIT CARD COMPANY

Bank of America Corporation today announced a definitive agreement to acquire MBNA Corporation. The acquisition combines the country's largest domestic bank with a leading provider of credit card and payment products, significantly enhancing Bank of America's product mix and customer reach.

Bank of America will become one of the largest card issuers in the United States, with $143 billion in managed outstanding balances and 40 million active accounts, upon completion of the transaction. Bank of America will add more than 20 million new customer accounts as well as affinity relationships with more than 5,000 partner organizations and financial institutions.

The acquisition dramatically increases the bank's opportunity to deepen customer relationships across the full breadth of the company by delivering innovative deposit, lending and investment products and services to MBNA's customer base.

"Today's announcement is not only about the creation of one of the world's largest card providers. That is compelling in and of itself," said Bank of America Chairman and Chief Executive Officer Kenneth D. Lewis. "But it's really a much larger story about two companies with complementary strengths. The result will be the country's top retailer of financial services with the size and scale to drive distribution and marketing efficiencies."

The deal is expected to close in the fourth quarter of 2005. Under terms of the agreement, MBNA stockholders will receive 0.5009 shares of Bank of America common stock for each of their shares plus a cash component of $4.125 per share. Based on the share price of Bank of
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America at the close of business on June 28, 2005, the transaction is valued at
$35 billion in total or $27.50 per MBNA share.

Bank of America expects to achieve overall expense efficiencies of $850 million after-tax, which would be fully realized in 2007, and anticipates a restructuring charge of $1.25 billion after-tax. Cost reductions will come from a range of sources, including the reduction of 6,000 jobs. Additional savings will be achieved through the elimination of overlapping technology, vendor leverage, and marketing expense.

Upon completion of the acquisition, Bank of America will be one of the leading worldwide payments services companies and issuers of credit, debit, and prepaid cards based on total purchase volume. The deal would today make Bank of America the fourth most profitable company in the world.

"This acquisition makes strategic sense for our combined customers and shareholders. It provides us access to MBNA's attractive portfolio as well as their leading product, service and marketing capabilities," Lewis said. "We can now deepen existing and future customer relationships with differentiated capabilities to exceed customer expectations and grow market share. This merger also provides us with an attractive foothold in Canada, the United Kingdom, Spain and Ireland."

Bruce L. Hammonds, 57, CEO and president of MBNA Corporation, will become CEO and president of Bank of America Card Services and report to Liam E. McGee, 50, president, Bank of America Global Consumer and Small Business Banking. Hammonds will remain in Wilmington, Del., and be part of Bank of America's Risk & Capital Committee, which guides the company's strategic direction.

"The merger will create one of the largest credit card portfolios and will give the combined company access to new marketing channels, customers, products and opportunities for further expansion," Hammonds said. "Both companies benefit as cross-sell opportunities exist to sell MBNA products to Bank of America customers and Bank of America products to MBNA customers.

SIGNIFICANT CAPITAL STRENGTH
The company will maintain significant capital strength and earnings diversity. About 55 percent of earnings will come from global consumer and small business banking; 17 percent from global business and financial services; 11 percent from global capital markets and investment banking and 10 percent from global wealth and investment management.

"For our shareholders, the Bank of America and MBNA combination yields a diverse business mix less dependent on market-sensitive businesses," Lewis said. "The financial strength and cash flow generation of the combined entity should provide significant resources to support future growth."

Last week Bank of America increased its quarterly dividend 11 percent to 50 cents per share. The current dividend yield is approximately 4 percent. The company will continue to focus on a strong dividend for shareholders. Additionally, Bank of America's strong cash flow and capital
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position, strengthened by this transaction, should enable the company to continue repurchasing shares for the foreseeable future.

COMMITMENT TO NEIGHBORHOOD EXCELLENCE
Bank of America, a leader in corporate citizenship and philanthropy, intends to build upon its previously announced 10-year, $750 billion community development goal to include a specific community development lending and investment goal for Delaware. The specifics of this goal will be determined based on future dialogue with Delaware community and civic leaders. With MBNA's $60 million annual charitable giving, Bank of America, a worldwide leader in corporate philanthropy, expects to provide more than $200 million in annual giving as a result of this combination.

ADDITIONAL INFORMATION
Pursuant to the merger agreement, on the effective date of the merger, Frank P. Bramble, Sr., a vice chairman of MBNA, will be appointed to the Bank of America Board of Directors.

The agreement has been approved by both boards of directors and is subject to approval by regulators and MBNA shareholders. Bank of America was advised in the transaction by Keefe, Bruyette & Woods. Legal counsel was provided to Bank of America by Cleary Gottlieb Steen & Hamilton. MBNA was advised by UBS Securities and Joseph Perella. Legal counsel was provided to MBNA by Wachtell, Lipton, Rosen & Katz.

MBNA
MBNA (NYSE: KRB), the largest independent credit card lender in the world and a recognized leader in affinity marketing, is an international financial services company providing lending, deposit, and credit insurance products and services. MBNA credit cards and related products and services are endorsed by more than 5,000 organizations worldwide. For more information, visit the company's web site at http://www.mbna.com.

BANK OF AMERICA
Bank of America is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving 33 million consumer relationships with more than 5,800 retail banking offices, more than 16,700 ATMs and award-winning online banking with more than 13 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 150 countries and has relationships with 98 percent of the U.S. Fortune 500 companies and 85 percent of the Global Fortune 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.
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NOTES
Senior management will present details of the merger at 9:30 a.m. ET in the Hilton room of the Waldorf Astoria Hotel in New York City. The presentation will be available on a webcast on the Bank of America website at http://www.bankofamerica.com/investor/.

Senior management will meet with the news media at 11 a.m. ET in the same location. The press conference will be accessible by calling 877.707.9631, or
785.832.0201 with access code 7B300.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation and MBNA Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the company's businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies' interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the company; and 15) management's ability to manage these and other risks. For further information regarding either company, please read Bank of America and MBNA reports filed with the SEC and available at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
Bank of America Corporation will file a Form S-4, MBNA will file a Proxy Statement and both companies will file other relevant documents regarding this transaction with the Securities and Exchange Commission (the "SEC"). MBNA will mail the Proxy Statement/Prospectus to its stockholders. These documents will contain important information about the transaction, and Bank of America and MBNA urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America's website (www.bankofamerica.com) under the tab "About Bank of America" and then under the heading "investor Relations" and then under the item "Complete SEC Documents". You may also obtain these documents, free of charge, from MBNA's website (www.MBNA.com) under the tab "About MBNA" and then under the heading "Investor Relations" and then under the item "SEC Filings."

PARTICIPANTS IN THIS TRANSACTION
Bank of America Corporation and MBNA Corporation and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in con-
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nection with this transaction. Information about the directors and executive officers of Bank of America and MBNA and information about other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about Bank of America's executive officers and directors in the Registrant's definitive proxy statement filed with the SEC on March 28, 2005. You can find information about MBNA's executive officers and directors in their definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from the Registrant or MBNA using the contact information above.